UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2009 (April 1, 2009)

QNECTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50494	57-1094726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Thurgauerstrasse 54, CH-8050, Zurich, Switzerland
(Address of principal executive offices)

Registrant’s telephone number, including area code +41-44-307-5020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective April 1, 2009 Qnective, Inc. (the “Company”) entered into an Advisory Board Membership Agreement (the “Advisory Agreement”) with each of Mr. Paul Barry (“Barry”), Mr. Jose Collazo (“Collazo”) and Mr. Joseph Nançoz (“Nançoz”).  Each of Barry, Collazo and Nançoz is hereinafter referred to as “Advisor”.  Each Advisory Agreement provides that the respective Advisor will advise the Company’s Board of Directors and management in matters related to the Company’s business as requested by the Company. Each Advisor’s duties include (but are not limited to):  (a) providing strategic and technical guidance to the Company in the development of its business, products and market segment focus, (b) addressing current and future customer needs as well as setting the course for product development, and (c) attending meetings of the Company’s Advisory Board.

Each Advisor will receive the following fees in cash:  (i) a fee in an annual amount equal to $35,000, payable in twelve equal monthly installments; and (ii)an attendance fee in an amount equal to $2,000 for each formally called meeting of the Advisory Panel which the Advisor attends.

Each Advisor will also receive: (i) an annual amount of common stock, par value $.001, of the Company (the “Common Stock”) having an annual aggregate fair market value (as determined by the Board of Directors of the Company) as of the dates of issue equal  to $50,000;  such Common Stock to be issued to the Advisor in twelve equal monthly installments in arrears; and (ii) an annual grant on each March 31 commencing March 31, 2010 of an option to acquire that number of shares of Common Stock equal in value to the amount of $125,000, on each such March 31, the option price to be the fair market value (as determined by the Board of Directors of the Company) on each such March 31 subject to the Advisor’s execution and delivery of an Option Agreement.

Each Advisory Agreement is for a three year term unless an Advisory Agreement is renewed by the Company within sixty days prior to the end of the term or upon earlier termination.  An Advisory Agreement may be terminated prior to the third anniversary thereof by either party with at least fifteen days' prior written notice to the other party. In the event of any such earlier termination, and subject to the terms of the Company’s Equity Incentive Plan, the Advisor may be entitled to, and the Company may pay to the Advisor:  (a) his pro rata portion of the cash compensation through the termination date, and attendance fees earned but unpaid; and (b) a pro rata portion of the annual equity shares and the annual option shares through the termination date.

The foregoing description of the Advisory Agreements is qualified in its entirety by reference to the provisions of the Advisory Agreements attached to this report as Exhibits 10.1, 10.2 and 10.3.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1 Advisory Agreement, dated as of April 1, 2009, by and between Qnective, Inc. and Mr. Paul Barry.

Exhibit 10.2 Advisory Agreement, dated as of April 1, 2009, by and between Qnective, Inc. and Mr. Jose Collazo.

Exhibit 10.3 Advisory Agreement, dated as of April 1, 2009, by and between Qnective, Inc. and Mr. Joseph Nançoz.

Exhibit 10.4 The Equity Incentive Plan of Qnective, Inc.

Exhibit 10.5 Option Agreement dated as of April 1, 2009, by and between Qnective, Inc. and Mr. Paul Barry.

Exhibit 10.6 Option Agreement dated as of April 1, 2009, by and between Qnective, Inc. and Mr. Jose Collazo.

Exhibit 10.7 Option Agreement dated as of April 1, 2009, by and between Qnective, Inc. and Mr. Joseph Nançoz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2009	QNECTIVE, INC.

	By:	/s/ Oswald Ortiz
Oswald Ortiz
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Advisory Agreement, dated as of April 1, 2009, by and between Qnective, Inc. and Mr. Paul Barry.

Exhibit 10.2	Advisory Agreement, dated as of April 1, 2009, by and between Qnective, Inc. and Mr. Jose Collazo.

Exhibit 10.3	Advisory Agreement, dated as of April 1, 2009, by and between Qnective, Inc. and Mr. Joseph Nançoz.

Exhibit 10.4	The Equity Incentive Plan of Qnective, Inc.

Exhibit 10.5	Option Agreement dated as of April 1, 2009, by and between Qnective, Inc. and Mr. Paul Barry.

Exhibit 10.6	Option Agreement dated as of April 1, 2009, by and between Qnective, Inc. and Mr. Jose Collazo.

Exhibit 10.7	Option Agreement dated as of April 1, 2009, by and between Qnective, Inc. and Mr. Joseph Nançoz